MDU Resources Group, Inc. Section 16 Officers and Directors
with Indemnification Agreements Chart

Section 16 Officers

Name	Title	Date of Agreement
David L. Goodin	President and Chief Executive Officer, MDU Resources Group, Inc.	August 12, 2010, as amended May 15, 2014
Cynthia J. Norland	Vice President – Administration, MDU Resources Group, Inc.	August 12, 2010, as amended May 15, 2014
Doran N. Schwartz	Vice President and Chief Financial Officer, MDU Resources Group, Inc.	August 12, 2010, as amended May 15, 2014
Nicole A. Kivisto	President and Chief Executive Officer, Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company	August 12, 2010, as amended May 15, 2014
David C. Barney	President and Chief Executive Officer, Knife River Corporation	May 16, 2013, as amended May 15, 2014
Jeffrey S. Thiede	President and Chief Executive Officer, MDU Construction Services Group, Inc.	May 16, 2013, as amended May 15, 2014
Dennis L. Haider	Executive Vice President – Business Development, MDU Resources Group, Inc.	June 1, 2013, as amended May 15, 2014
Jason L. Vollmer	Vice President, Chief Accounting Officer and Treasurer, MDU Resources Group, Inc.	November 29, 2014
Martin A. Fritz	President and Chief Executive Officer, WBI Holdings, Inc.	July 20, 2015
Daniel S. Kuntz	General Counsel and Secretary, MDU Resources Group, Inc.	November 18, 2015
Anne M. Jones	Vice President – Human Resources, MDU Resources Group, Inc.	January 1, 2016

Directors

Name	Title	Date of Agreement
Harry J. Pearce	Director and Chairman of the Board	August 12, 2010
David L. Goodin	Director	August 12, 2010
Thomas Everist	Director	August 12, 2010
Karen B. Fagg	Director	August 12, 2010
Mark A. Hellerstein	Director	August 1, 2013
A. Bart Holaday	Director	August 12, 2010
Dennis W. Johnson	Director	August 12, 2010
William E. McCracken	Director	August 1, 2013
Patricia L. Moss	Director	August 12, 2010
John K. Wilson	Director	August 12, 2010